As filed in the Securities and Exchange Commission on May 1, 1998
                                                     Registration. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          BATTLE MOUNTAIN GOLD COMPANY
             (Exact name of registrant as specified in its charter)


                NEVADA                                76-0151431
    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
    incorporation or organization)

      333 CLAY STREET, 42ND FLOOR
            HOUSTON, TEXAS                            77002-4103
(Address of Principal Executive Offices)              (Zip Code)

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                              AMENDED AND RESTATED
                          1994 LONG-TERM INCENTIVE PLAN
                                       OF
                          BATTLE MOUNTAIN GOLD COMPANY
                            (Full title of the plan)
--------------------------------------------------------------------------------
                                  GREG V. ETTER
                          GENERAL COUNSEL AND SECRETARY
                          BATTLE MOUNTAIN GOLD COMPANY
                           333 CLAY STREET, 42ND FLOOR
                            HOUSTON, TEXAS 77002-4103
                     (Name and address of agent for service)

                                (713) 650-6400
        (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                    Proposed
                                     maximum       Proposed
    Title of                        offering        maximum        Amount of
 securities to     Amount to be     price per      aggregate     registration
 be registered     registered         share     offering price        fee
--------------------------------------------------------------------------------
 Common Stock,
par value $0.10
 per share (1)      6,000,000       $6.85 (2)   $41,100,000 (2)     $12,125
--------------------------------------------------------------------------------

(1)   Includes the preferred stock purchase rights associated with the Common
      Stock.
(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of computing the registration fee and based upon the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange Composite Tape on April 28, 1998.
================================================================================

                                EXPLANATORY NOTE

      This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statement on Form S-8 (Registration No. 33-53195) of Battle Mountain Gold Company are hereby incorporated by reference.

                                   EXPERTS

            The audited Consolidated Financial Statements and schedules of the Company incorporated in this Registration Statement by reference to the Company's annual report on Form 10-K for the year ended December 31, 1997, except as they relate to the consolidated financial statements of Hemlo Gold Mines Inc. for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse, LLP, independent accountants, and insofar as they relate to Hemlo Gold Mines Inc., as of and for the year ended December 31, 1995, on the report of Ernst & Young, independent chartered accountants, given on the authority of such firms as experts in auditing and accounting.

            The audited Financial Statements of Lihir Gold Limited incorporated in this Registration Statement by reference to Amendment No. 1 to the Company's annual report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance upon the report of Coopers & Lybrand, independant accountants, given on the authority of such firm as experts in auditing and accounting.

                                     PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit
Number      Description

5           Opinion of Greg V. Etter, General Counsel and Secretary of Battle
            Mountain.

23(a)       Consent of Price Waterhouse LLP, independent accountants.

23(b)       Consent of Ernst & Young, Chartered Accountants.

23(c)       Consent of Coopers & Lybrand, independent accountants.

23(d) Consent of Greg V. Etter, General Counsel of Battle Mountain (included in Exhibit 5).

24          Power of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on April 27, 1998


                                    BATTLE MOUNTAIN GOLD COMPANY


                                    By /s/ Ian D. Bayer
                                       -------------------------------------
                                       Ian D. Bayer, CHIEF EXECUTIVE OFFICER


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                     TITLE                                     DATE
---------                     -----                                     ----
/s/ IAN D. BAYER              Chief Executive Officer                   April 27, 1998
-----------------             (Principal Executive Officer)
    Ian D. Bayer              and Director

/s/ PHILLIPS S. BAKER, JR.    Vice President and Chief Financial        April 27, 1998
--------------------------    Officer (Principal Financial Officer)
    Phillips S. Baker, Jr.

/s/ JEFFERY L. POWERS         Vice President and Controller             April 27, 1998
---------------------         (Principal Accounting Officer)
    Jeffrey L. Powers

        *                     Director                                  April 27, 1998
---------------------
Douglas J. Bourne

        *                     Director                                  April 27, 1998
---------------------
David L. Bumstead

        *                     Director                                  April 27, 1998
---------------------
Delo H. Caspary

        *                     Director                                  April 27, 1998
---------------------
Charles E. Childers

        *                     Director                                  April 27, 1998
---------------------
Karl E. Elers

        *                     Director                                  April 27, 1998
---------------------
David W. Kerr

        *                     Director                                  April 27, 1998
---------------------
James W. McCutcheon, Q.C.

        *                     Director                                  April 27, 1998
---------------------
Mary Mogford

        *                     Director                                  April 27, 1998
---------------------
William A. Wise


*By: /s/ Ian D. Bayer              |
     ----------------              |
     Ian D. Bayer                  |
                                   |
*By: /s/ Douglas J. Bourne         |
     ----------------              |         Attorney-in-fact,          April 27, 1998
     Douglas J. Bourne             |          acting together
                                   |
*By: /s/ Karl E. Elers             |
     ----------------              |
     Karl E. Elers                 |

                                 EXHIBIT INDEX

5           Opinion of Greg V. Etter, General Counsel of Battle Mountain.

23(a)       Consent of Price Waterhouse LLP, independent accountants.

23(b)       Consent of Ernst & Young, Chartered Accountants.

23(c)       Consent of Coopers & Lybrand, independent accountants.

23(d) Consent of Greg V. Etter, General Counsel of Battle Mountain (included in Exhibit 5).

24          Power of Attorney